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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 2, 1997 (except Note 11, as to which the date is December 12, 1997) with respect to the financial statements of Principal Healthcare Finance Limited in the Registration Statement (Form S-1) and the related Prospectus of Omega Worldwide, Inc. dated December 30, 1997.
                                          /s/ Ernst & Young
Jersey, Channel Islands
December 30, 1997